SUPPLEMENT:

A.M. CASTLE Q3 2012 EARNINGS CONFERENCE CALL

November 1, 2012

NYSE: CAS

Forward Looking Statements

Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this presentation and the Company assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "believe," "expect," "anticipate," "intend," "predict," "plan," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Regulation G & Other Cautionary Notes

This presentation includes non-GAAP financial measures to assist the reader in understanding our business. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U. S. GAAP ("GAAP"). However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the appendix to this presentation, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision/benefit for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company's operating results. EBITDA should not be considered as an alternative to net income or any other item calculated in accordance with U.S. GAAP, or as an indicator of operating performance. Our definition of EBITDA used here may differ from that used by other companies. Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company's financial performance. Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Regulation G & Other Cautionary Notes

The financial information herein contains information generated from audited financial statements and unaudited information and has been prepared by management in good faith and based on data currently available to the Company.

In this presentation, we refer to information and statistics regarding the general manufacturing markets. We obtained this information and these statistics from sources other than us, such as Purchasing magazine and the Institute of Supply Management, which we have supplemented where necessary with information from publicly available sources and our own internal estimates. We have used these sources and estimates and believe them to be reliable.

Q3 In-Line with Expectations

- Progress toward short-term goals despite anticipated softer Q3 demand environment in Metals segment:
  - Gross margins above 27%
  - Inventory levels reduced by $12 million
  - Significant rise in operating income and EBITDA compared to the second quarter
- Tons sold per day[1] decreased 7.6% from Q2 levels, but strengthened throughout Q3

[1]Excluding Tube Supply

Tube Supply Integration

- Integration is proceeding per plan
- Combined Houston sales forces and supply chain departments
- Executing global growth opportunities
- Strong contribution to bottom line

Kreher Joint Venture

- Equity in earnings of the JV were below expectations:
  - Caused by increased reserves for bad debt, and higher start-up costs for new facilities
  - Those items not expected in future periods

Cost Reduction Strategy

- Continuous improvement and cost reduction strategies resulting in operating efficiencies
  - As a result, EBITDA as a percent of net sales increased to 6.6% compared to 5.2% in the second quarter
- Continued progress toward sustainable improvement in operating margins
- Areas of focus: facility footprint, sourcing and procurement, G&A spend

Market Commentary

- Our end-use markets experienced a decrease in demand from Q2
- Status of three primary macro data points we monitor:
  - **Purchasing Managers Index (PMI):** reverted to expansion levels in September following summer contraction
  - **North American Rig Counts:** 2,207 at the end of Q3 vs. 2,500 in prior year, and down from 2,220 at end of Q2
  - **Aerospace Build Rates:** recovery expected to continue through 2012 for plate market; Castle's YTD bookings rose 1.1% from prior year

Selected Results – Q3 2012

SELECTED CONSOLIDATED RESULTS ($ are in Millions, except per share)	Three Months Ended September 30,		
Unaudited	2012	2011	Change
Net Sales	$ 304.0	$ 294.9	3.1%
Metals	*$ 272.4*	*$ 264.4*	*3.0%*
Plastics	*$ 31.6*	*$ 30.5*	*3.6%*
Gross Material Margins	28.3%	24.8%	
Operating Expenses	$ 73.5	$ 70.0	4.8%
Operating Expense Margin	24.2%	23.7%	
Operating Income	$ 12.5	$ 3.2	290.6%
Operating Income Margin	4.1%	1.1%	
Interest Expense, net	$ 10.3	$ 1.2	
Effective Tax Rate	20.0%	64.9%	
EBITDA	$ 20.2	$ 11.2	80.3%
EBITDA Margin	6.6%	3.8%	
Net Income, as Reported	$ 3.2	$ 3.8	-15.8%
Net Income per diluted share, as Reported	$ 0.13	$ 0.16	-18.8%
Adjusted Non-GAAP Net Income[1]	$ 2.4	$ 4.9	-51.0%
Adjusted Non-GAAP Net Income per diluted share[1]	$ 0.10	$ 0.21	-52.4%

[1] Non-GAAP net income adjustments relate to unrealized (gains) losses on commodity hedges. Refer to reconciliation in the Appendix.

Selected Results – YTD 2012

SELECTED CONSOLIDATED RESULTS ($ are in Millions, except per share)	Year-To-Date Ended September 30,		
Unaudited	2012	2011	Change
Net Sales	$ 996.3	$ 850.2	17.2%
Gross Material Margins	27.5%	25.7%	
Operating Expenses	$ 233.7	$ 209.0	11.8%
Operating Expense Margin	23.5%	24.6%	
Operating Income	$ 40.0	$ 9.6	316.7%
Operating Income Margin	4.0%	1.1%	
Interest Expense, net	$ 46.0	$ 3.3	
Effective Tax Rate	-69.5%	80.1%	
EBITDA	$ 65.5	$ 33.4	96.1%
EBITDA Margin	6.6%	3.9%	
Net (Loss) Income, as Reported	$ (4.1)	$ 10.2	NM
Net (Loss) Income per diluted share, as Reported	$ (0.18)	$ 0.44	NM
Adjusted Non-GAAP Net Income[1]	$ 11.8	$ 11.3	4.4%
Adjusted Non-GAAP Net Income per diluted share[1]	$ 0.49	$ 0.49	0.0%

[1] Non-GAAP net income adjustments relate to CEO transition costs and unrealized (gains) losses on commodity hedges. Refer to reconciliation in the Appendix.

Liquidity and Balance Sheet

SELECTED CONSOLIDATED RESULTS ($ are in Millions, except per share and Days)	Year-To-Date Ended September 30,	
Unaudited	2012	2011
Cash Used in Operations	$ 12.9	$ 37.6
Cash Paid for CapEx	$ 9.0	$ 8.2
Avg Days Sales in Inventory	182.1	123.3
Avg Receivables Days Outstanding	48.6	49.2

SELECTED CONSOLIDATED RESULTS ($ are in Millions)	As of September 30, 2012	As of December 31, 2011
	Unaudited	
Total Debt (net of unamortized discounts)	$ 303.6	$ 314.9
Cash and Cash Equivalents	20.0	30.5
Total Debt less Cash and Cash Equivalents ("Net Debt")	$ 283.6	$ 284.4
Net Debt to Total Capital	43.5%	45.3%

APPENDIX

SEC Regulation G
Non-GAAP Reconciliation

The financial measures presented below are not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of Adjusted non-GAAP Net Income to Reported Net Income (Loss)	Quarter-To-Date Ended September 30,		Year-To-Date Ended September 30,	
$ are in millions, except per share data	2012	2011	2012	2011
Net Income (Loss), as reported	$ 3.2	$ 3.8	$ (4.1)	$ 10.2
Unrealized loss on Debt Conversion Option	-	-	15.6	-
CEO Transition Costs, net	-	-	0.6	-
Unrealized (Gains) Losses on Commodity Hedges	(1.1)	1.6	(0.2)	1.6
Tax Effect of Adjustments	0.3	(0.5)	(0.1)	(0.5)
Adjusted non-GAAP Net Income	$ 2.4	$ 4.9	$ 11.8	$ 11.3
Adjusted non-GAAP Net Income per diluted share	$ 0.10	$ 0.21	$ 0.49	$ 0.49

Non-GAAP Reconciliation

Reconciliation of EBITDA and Adjusted EBITDA to Reported Net Income (Loss)	Quarter-To-Date Ended September 30,		Year-To-Date Ended September 30,	
$ are in millions	2012	2011	2012	2011
Net Income (Loss), as reported	$ 3.2	$ 3.8	$ (4.1)	$ 10.2
Depreciation and Amortization Expense	6.3	4.9	19.4	14.9
Interest Expense, net	10.3	1.2	30.4	3.3
Interest Expense – Unrealized Loss on Debt Conversion Option	-	-	15.6	-
Income Taxes	0.4	1.3	4.2	5.0
EBITDA	$ 20.2	$ 11.2	$ 65.5	$ 33.4
Non-GAAP Net Income Adjustments[1]	(1.1)	1.6	0.3	1.6
Adjusted EBITDA[2]	$ 19.1	$ 12.7	$ 65.8	$ 35.0

[1] Non-GAAP net income adjustments relate to CEO transition costs and unrealized (gains) losses on commodity hedges. Refer to reconciliation on previous slide.

[2] Amounts may not foot due to rounding.